Exhibit 10.4

110 East 59th Street

New York, New York 10022

As of June 7, 2024

BGC Group, Inc.

110 East 59th Street

New York, New York 10022

Attention: Jason Hauf

Re:	Assignment, Assumption and Amendment to Clearing Services Agreement

Dear Mr. Hauf:

Reference is made to that certain clearing capital agreement (the “Agreement”), dated November 5, 2008, by and between Cantor Fitzgerald, L.P. (“Cantor”) and BGC Partners, Inc. (“BGCP”), which has been amended from time to time (the “Prior Amendments”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

This assignment, assumption and amendment (this “Amendment”) is pursuant to Section 3(b) of the Agreement. To the extent there is a conflict between this Amendment and the Agreement or this Amendment and the Prior Amendments, in all cases, this Amendment shall control.

BGC Group, Inc. (“BGC”) desires to assume all of the rights and obligations of the BGCP under the Credit Agreement (the “Assumption”). Cantor, BGCP and BGCG are entering into this Agreement in order to effectuate the Assumption and implement certain additional amendments.

1. BGCP hereby assigns to BGC, absolutely and unconditionally, all of BGCP’s rights, duties and obligations under the Agreement and Prior Amendments. BGC hereby assumes and undertakes, absolutely and unconditionally, all of BGCP’s rights, duties and obligations under the Agreement and Prior Amendments and ratifies the Agreement and Prior Amendments.

2. CF&Co. and BGC hereby agree to amend the Agreement and the Prior Amendments to amend and restate section 2(a)(ii) in its entirety as follows:

To the extent (i) Cantor is required by any central clearing counterparty (e.g., FICC, NSCC, etc.) to post collateral/margin in support of, or otherwise related to, any transactions cleared by Cantor on behalf of BGC, and (ii) such collateral/margin is not satisfied by a BGC security deposit or other cash provided by BGC to Cantor, then Cantor will charge BGC for the capital used by Cantor on behalf of BGC (“Posted Capital”), a rate equal to the rate that Cantor would pay under its Spike Facility (as hereinafter defined) if it drew on its Spike Facility to obtain such Posted Capital. “Spike Facility” means any credit facility provided to Cantor by one or more third parties, for which the use of proceeds is to finance clearinghouse margin deposits and related transactions made by Cantor.

2. General. Except as expressly amended hereby, the terms of the Agreement shall remain in full force and effect.

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Sincerely,

CANTOR FITZGERALD, L.P.

By:	/s/ Danny Salinas
Name: Danny Salinas
Title: Chief Financial Officer

BGC Partners, Inc.

By:	/s/ Jason Hauf
Name: Jason Hauf
Title: Chief Financial Officer

BGC Group, Inc.

By:	/s/ Jason Hauf
Name: Jason Hauf
Title: Chief Financial Officer

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